UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2025

CG Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 2040
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 409-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Chief Executive Officer; President and Chief Operating Officer

On January 9, 2025, CG Oncology, Inc. (the “Company,” “us” and “our”) entered into an Amended and Restated Employment Agreement with each of Arthur Kuan, the Company’s Chief Executive Officer, and Ambaw Bellete, the Company’s President and Chief Operating Officer (each such agreement, an “Amended Employment Agreement”), which amended and restated Mr. Kuan’s and Mr. Bellete’s employment agreements, each dated as of December 13, 2023.

Messrs. Kuan and Bellete’s Amended Employment Agreements provide for severance benefits for certain terminations that arise during and outside of a change in control period (as defined below). Upon a termination without cause outside of the period commencing upon a change in control and continuing until 18 months after such change in control (such period, the change in control period), Messrs. Kuan and Bellete are entitled to (1) an amount in cash equal to 1.5 times their annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Messrs. Kuan and Bellete and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of their termination of employment, and (3) an amount in cash equal to their target annual bonus, prorated for the portion of the year that elapsed prior to the date of their termination of employment, payable in a lump sum. Additionally, upon a termination without cause occurring outside of the change in control period, Mr. Bellete is entitled to outplacement services for 18 months, up to a maximum cost of $20,000.

In addition, except with respect to Mr. Bellete’s option award of 432,311 shares granted on June 14, 2023 (the Bellete Initial Option), upon a termination without cause outside of the change in control period, Messrs. Kuan and Bellete are entitled to accelerated vesting of the unvested portion of company equity awards that would have vested during the 18 months following the date of their termination of employment had they continued in employment during such period; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals. With respect to the Bellete Initial Option, Mr. Bellete is entitled to the following: (1) if the termination without cause occurs after the first anniversary of Mr. Bellete’s start date but prior to the second anniversary of his start date, accelerated vesting of the portion of the Bellete Initial Option that would have vested during the 18 months following the date of such termination had he continued in employment during such period, and (2) if such termination occurs after the second anniversary of Mr. Bellete’s start date, accelerated vesting of any unvested portion of the Bellete Initial Option.

Upon a termination without cause or a resignation for good reason within the change in control period, Messrs. Kuan and Bellete are entitled to (1) an amount in cash equal to 2.0 times their annual base salary, payable in a lump sum, (2) payment or reimbursement of the COBRA premiums for Messrs. Kuan and Bellete and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 24 months from the date of their termination of employment, (3) an amount in cash equal to their target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals. In addition, upon a termination without cause or a resignation for good reason within the change in control period, Mr. Bellete is entitled to outplacement services for 24 months, up to a maximum cost of $20,000.

Chief Medical Officer; Chief Financial Officer; and General Counsel and Chief Compliance Officer

On January 9, 2025, the Company entered into an Amended and Restated Employment Agreement with each of Vijay Kasturi, M.D., the Company’s Chief Medical Officer, Corleen Roche, the Company’s Chief Financial Officer, and Joshua Patterson, the Company’s General Counsel and Chief Compliance Officer (each such agreement, an “Amended Employment Agreement”), which amended and restated each of Dr. Kasturi’s, Ms. Roche’s, and Mr. Patterson’s employment agreements, dated as of December 13, 2023, January 16, 2024, and May 13, 2024, respectively.

The Amended Employment Agreements provide for severance benefits for certain terminations that arise during and outside of a change in control period. Upon a termination without cause outside of the change in control period, Dr. Kasturi, Ms. Roche, and Mr. Patterson are entitled to (1) an amount in cash equal to their annual base salary, payable in a lump sum, (2) payment or reimbursement of their COBRA premiums for each such executive and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 12 months from the date of their termination of employment, (3) an amount in cash equal to their target annual bonus, prorated for the portion of the year that elapsed prior to the date of their termination of employment, payable in a lump sum, and (4) accelerated vesting of the unvested portion of company equity awards that would have vested during the 12 months following the date of their termination of employment had they continued in their employment with the company during such period; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

Upon a termination without cause or a resignation for good reason within the change in control period, Dr. Kasturi, Ms. Roche, and Mr. Patterson would be entitled to (1) an amount in cash equal to 1.5 times their annual base salary, payable in a lump sum, (2) payment or reimbursement of their COBRA premiums for each such executive and their respective eligible dependents, or if COBRA is not available under our group health plan, a cash amount equal to such payments or reimbursements, for a maximum period of up to 18 months from the date of their termination of employment, (3) an amount in cash equal to their target annual bonus, payable in a lump sum, and (4) full accelerated vesting of all unvested company equity awards; provided, however, that any performance-based equity awards shall remain subject to attainment of the relevant performance goals.

The foregoing descriptions of the Amended Employment Agreements with Mr. Kuan, Mr. Bellete, Dr. Kasturi, Ms. Roche, and Mr. Patterson are each qualified in their entirety by reference to the full text of the applicable agreement, which will be filed as exhibits to the Company’s 2024 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date:	January 10, 2025	By:	/s/ Joshua Patterson
Name: Joshua Patterson Title: General Counsel and Chief Compliance Officer